AS FILED ON December 4, 1997                   REGISTRATION NO. ___-______

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              BOWATER INCORPORATED
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                DELAWARE                           62-0721803
          ------------------------     -----------------------------------
          (State of Incorporation)     (I.R.S. Employer Identification No.)



                     55 EAST CAMPERDOWN WAY, P.O. BOX 1028
                       GREENVILLE, SOUTH CAROLINA  29602
                    ----------------------------------------
                    (Address of principal executive offices)

             BOWATER INCORPORATED/COATED PAPER AND PULP DIVISION
             ---------------------------------------------------
                         HOURLY EMPLOYEES' SAVINGS PLAN
                     ----------------------------------------
                            (Full title of the Plan)

                            WENDY C. SHIBA, ESQUIRE
            VICE PRESIDENT, SECRETARY AND ASSISTANT GENERAL COUNSEL
                              BOWATER INCORPORATED
                     55 EAST CAMPERDOWN WAY, P.O. BOX 1028
                       GREENVILLE, SOUTH CAROLINA  29602
                                 (864) 271-7733
           --------------------------------------------------------
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
                                            Proposed Maximum      Proposed Maximum
Title of Securities   Amount to be          Offering Price per    Aggregate Offering    Amount of
to be Registered      Registered            Share*                Price*                Registration Fee
----------------------------------------------------------------------------------------------------------
Common Stock
$1.00 par value          600,000 shares         $44.53                $26,718,750            $8,096.59
---------------------------------------------------------------------------------------------------------

     * The offering price for such shares is estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Registrant's Common Stock as reported on the consolidated reporting system for December 2, 1997.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                    -------------------------------------


     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E of the instructions to Form S-8, Bowater Incorporated (the "Registrant") and the Bowater Incorporated/Coated Paper and Pulp Division Hourly Employees' Savings Plan (the "Plan"), formerly named the Bowater Incorporated/Carolina Division Hourly Employees' Savings Plan, hereby incorporate by reference the contents of the previous Registration Statement filed by the Registrant and the Plan on Form S-8 (Registration No. 333-02989). The current registration of 600,000 shares of common stock of the Registrant will increase the number of shares registered for issuance under the Plan to 1,200,000 shares.

                                  SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 with respect to shares of Common Stock offered under the Bowater Incorporated/Coated Paper and Pulp Division Hourly Employees' Savings Plan, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, this 26th day of November, 1997.

                          BOWATER INCORPORATED


                          By:          /s/
                               ---------------------------
                               Arnold M. Nemirow
                               Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, in the City of Greenville, State of South Carolina, as of this 26th day of November, 1997.



        Signature                        Title
        ---------                        -----

           /s/             Chairman, President and Chief Executive Officer
-------------------------  (principal executive officer)
    Arnold M. Nemirow


           /s/             Senior Vice President and Chief Financial Officer
-------------------------  (principal financial officer)
    David G. Maffucci


           /s/             Vice President and Controller
-------------------------  (principal accounting officer)
    Michael F. Nocito




            *              Director
-------------------------
     Francis J. Aguilar


            *              Director
-------------------------
     H. David Aycock


            *              Director
-------------------------
     Richard Barth

            *              Director
-------------------------
     Kenneth M. Curtis


                           Director
-------------------------
     Charles J. Howard


           *               Director
-------------------------
     Donald R. Melville


           *               Director
-------------------------
     John A. Rolls


           *               Director
-------------------------
     James L. Pate



* Wendy C. Shiba, by signing her named hereto, does sign this Registration Statement on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons, in the City of Greenville, State of South Carolina, as of this 20th day of November, 1997.



                             By:        /s/
                                  ----------------------------
                                  Wendy C. Shiba
                                  Attorney-in-Fact




        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Bowater Incorporated/Coated Paper and Pulp Division Hourly Employees' Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, as of this 20th day of November, 1997.


                        BOWATER INCORPORATED/Coated Paper and Pulp Division HOURLY EMPLOYEES' SAVINGS PLAN



                             By:        /s/
                                -----------------------------
                                  Aaron B. Whitlock
                                  Plan Administrator

                                   EXHIBITS

     Pursuant to General Instruction E of the instructions to Form S-8, the Registrant and the Plan hereby incorporate by reference the exhibits of the previous Registration Statement filed by the Registrant and the Plan on Form S-8 (Registration No. 333-02989). The following additional exhibits are filed as part of this Registration Statement.

EXHIBIT NUMBER                     DESCRIPTION
--------------                     -----------

 4.1 Amendment No. 1 to the Bowater Incorporated/Carolina Division Hourly Employees' Savings Plan, effective as of the date provided therein.

 4.2       Second Amendment to Bowater Incorporated/Carolina Division
           Hourly Employees' Savings Plan, effective as of the date provided therein.

 4.3 Amendment No. 3 to the Bowater Incorporated/Carolina Division Hourly Employees' Savings Plan, effective as of the date provided therein.

 23        Consent of KPMG Peat Marwick LLP, dated December 2, 1997.

 24 Powers of Attorney authorizing the signing of the Registration Statement and amendments hereto on behalf of the Registrant's directors.